UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 18, 2013

CHROMCRAFT REVINGTON, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13970	35-1848094
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 Win Hentschel Boulevard, Suite 250, West Lafayette, Indiana		47906
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (765) 807-2640

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On April 18, 2013, Chromcraft Revington, Inc. (the “Company”) received a notice from the Plan Administrator of a blackout period (the “Blackout Period”) pursuant to Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended, with respect to the Company’s Employee Stock Ownership and Savings Plan (the “Plan”).  The notice was also sent to Plan participants.

The Blackout Period is required due to the Company’s previously announced delisting of its common stock from the NYSE MKT which is expected to take effect on April 29, 2013 and the need to suspend transactions in Company stock in the Plan until such time as the Plan obtains an independent appraisal of such Company stock, which is required to occur on at least an annual basis following the Company’s delisting from the NYSE MKT.  The Plan Administrator has also notified the Company that the trustee of the Savings Plan Component of the Plan and the Plan’s  custodian and record keeper will be unable to continue to provide administrative services under the Plan as a result of the foregoing limitations and, accordingly, will be resigning from such roles within the next 90 days.  Accordingly, the Plan is undertaking certain administrative changes, including replacing T. Rowe Price Trust Company as the trustee of the Savings Plan Component of the Plan, replacing T. Rowe Price Trust Company as the custodian of the Plan and replacing T. Rowe Price Retirement Plan Services, Inc. as the record keeper of the Plan.

During the Blackout Period, participants in the Plan will be unable to perform certain account transactions in Company stock holdings under the Plan such as directing or diversifying assets invested in Company stock in individual Plan accounts or obtaining distributions out of the Company stock fund.  The Blackout Period will begin after the market closes at 4 p.m. Eastern time on April 23, 2013.  The Blackout Period will continue until an independent appraisal of the Company stock held in the Plan is obtained and the administrative changes referenced above take effect, which the Company expects to be completed on or before July 31, 2013.

On April 23, 2013, the Company sent a notice to its directors and executive officers pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Section 104 of Regulation BTR under the Securities Exchange Act of 1934, as amended (the “BTR Notice”).  The BTR Notice informed the Company’s directors and executive officers of the Blackout Period and of the common stock trading restrictions (including with respect to derivatives) that apply to them during the Blackout Period.   A copy of the BTR Notice is attached hereto as Exhibit 99.1 and incorporated herein by reference.

During the Blackout Period and for a period of two years after the ending date of the Blackout Period, stockholders or other interested parties may obtain, without charge, information about the actual beginning and ending dates of the Blackout Period by contacting Chromcraft Revington, Inc., Attention:  Myron D. Hamas, Vice President-Finance and Corporate Secretary, 1330 Win Hentschel Boulevard, Suite 250, West Lafayette, Indiana 47906, (765) 807-2640.

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Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Notice of Blackout Period dated April 23, 2013

*         *         *

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 23, 2013

CHROMCRAFT REVINGTON, INC.

By:	/s/ James M. La Neve
James M. La Neve
Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Notice of Blackout Period dated April 23, 2013